EXHIBIT 2(a).01

(Translation)

SHARE HANDLING REGULATIONS

as amended as of June 27, 2003

PIONEER CORPORATION

(Pioneer Kabushiki Kaisha)

(Translation)

SHARE HANDLING REGULATIONS
OF
PIONEER CORPORATION
(Pioneer Kabushiki Kaisha)

CHAPTER I.
GENERAL PROVISIONS

(Purpose)
Article 1.	By authority granted by the provisions of the Articles of Incorporation of the Company, as amended, these regulations shall govern the denominations of share certificates of the Company, as well as the business pertaining to handling of shares and the charges therefor.

(Registered handling place, handling office and liaison offices of transfer agent)
Article 2.	1.	The transfer agent for the Company and its registered handling place, handling office and liaison offices shall be as follows:

	Transfer agent:
		UFJ Trust Bank Limited
		4-3, Marunouchi 1-chome
		Chiyoda-ku, Tokyo
	Registered handling place:
		Corporate Agency Department
		UFJ Trust Bank Limited
		4-3, Marunouchi 1-chome
		Chiyoda-ku, Tokyo
	Handling office:
		Corporate Agency Department
		UFJ Trust Bank Limited
		10-11, Higashisuna 7-chome
		Koto-ku, Tokyo
	Liaison offices:
		All Japanese branches of
		UFJ Trust Bank Limited
		Head office and all Japanese branches of
		The Nomura Securities Co., Ltd.

	2.	All procedures under these regulations and other procedures for making requests, reports or applications, etc. with regard to the matters entrusted by the Company to the transfer agent shall be handled by the transfer agent; provided, however, in case any requests, reports or applications, etc. are made by the beneficial shareholders as provided in these regulations, such procedures shall, except pursuant to these regulations, be made through Japan Securities Depository Center (hereinafter referred to as “JASDEC”) or participant(s) thereof in accordance with the rules provided by JASDEC and participants thereof.

(Denominations of share certificates)
Article 3.	1.	All share certificates issued by the Company shall be in eight (8) denominations of one (1), ten (10), fifty (50), one hundred (100), five hundred (500), one thousand (1,000), five thousand (5,000) and ten thousand (10,000) shares; provided, however, that as to any number of shares constituting less than one (1) unit as provided in the Articles of Incorporation (hereinafter referred to as “fractional unit shares”), share certificates representing any such number of fractional unit shares (hereinafter referred to as “fractional unit share certificates”) may be issued.
	2.	Notwithstanding the preceding paragraph, any fractional unit share certificates shall not be issued, except pursuant to the provisions of Articles 22, 23 and 27.

(Method of making requests, reports or applications, etc.)
Article 4.	1.	All requests, reports or applications, etc. under these regulations shall be made in the forms prescribed by the Company and shall bear the seal impression filed in accordance with the provisions of Article 15.
	2.	With regard to the requests, reports or applications, etc. referred to in the preceding paragraph, the Company may request submission of any document deemed necessary.

	3.	Should any request, report or application, etc. referred to in paragraph 1 above be made by a proxy, a document evidencing his/her authority, or any such act be required to be made with consent of a curator (hosanin) or an assistant (hojonin), a document evidencing such consent, shall be submitted.

(Amendments to regulations)
Article 5.	A resolution of the Board of Directors shall be required for any amendment to these regulations.

CHAPTER II.
REGISTRATION OF TRANSFER OF SHARES
AND NOTICE WITH RESPECT TO BENEFICIAL SHAREHOLDERS
AND REGISTER OF BENEFICIAL SHAREHOLDERS

(Registration of transfer of shares)
Article 6.	1.	In case registration of a transfer of shares is requested, the request form therefor shall be submitted together with the share certificates concerned.
	2.	In case registration of a transfer of shares is requested in respect to shares acquired for any reason other than assignment, a document evidencing the acquisition shall be submitted in addition to the documents provided in the preceding paragraph; provided, however, that if no share certificates have been issued for such shares, submission of share certificates shall not be required.

(Registration of transfer of shares where a special procedure is required by laws or ordinances)
Article 7.	In case the performance of a special procedure is required by laws or ordinances for a transfer of shares referred to in the preceding Article 6, a document evidencing the completion of such special procedure shall be submitted together with the documents required in the preceding Article 6.

(Notice with respect to beneficial shareholders)
Article 8.	In case entry in the register of beneficial shareholders in writing or digitally is requested by a beneficial shareholder, his/her name, address and other necessary matters required to be recorded thereon in writing or digitally shall be reported to JASDEC or the participant(s) thereof having the beneficial shareholder’s account, and a notice by JASDEC with respect to the relevant beneficial shareholder shall be given to the transfer agent for the Company pursuant to the laws or ordinances and rules prescribed by JASDEC.

(Recording on register of beneficial shareholders in writing or digitally)
Article 9.	Entry in the register of beneficial shareholders in writing or digitally shall be made upon the notice with respect to beneficial shareholders referred to in the preceding Article 8.

(Integration of register of shareholders and register of beneficial shareholders)
Article 10.	In case a shareholder recorded on the register of shareholders in writing or digitally is deemed to be the same person as a beneficial shareholder recorded on the register of beneficial shareholders in writing or digitally, the number of shares recorded on the register of shareholders in writing or digitally and that recorded on the register of beneficial shareholders in writing or digitally shall be aggregated with respect to the exercise of shareholders’ rights.

CHAPTER III.
REGISTRATION OF PLEDGES AND INDICATION OF TRUST ASSETS

(Registration or cancellation of pledge)
Article 11.	1.	In case registration of a pledge of shares, alteration or cancellation thereof is requested, the request form therefor signed by both the pledgor and the pledgee shall be submitted together with the share certificates concerned.
	2.	In case registration of a pledge of shares, alteration or cancellation thereof is requested by a beneficial shareholder, notwithstanding the preceding paragraph, he/she shall report thereof to JASDEC or the participant(s) thereof having the beneficial shareholder’s account.

(Indication of trust assets or cancellation thereof)
Article 12.	1.	In case indication of trust assets in respect to shares, alteration or cancellation thereof is requested, the request form therefor shall be submitted by either the trustor or the trustee, together with the share certificates concerned.
	2.	In case indication of trust assets in respect to shares, alteration or cancellation thereof is requested by a beneficial shareholder, notwithstanding the preceding paragraph, he/she shall report thereof to JASDEC or the participant(s) thereof having the beneficial shareholder’s account.

CHAPTER IV.
NON-POSSESSION OF SHARE CERTIFICATES

(Request for non-possession of share certificates)
Article 13.	In case non-possession of share certificates by the shareholder is requested, the request form therefor shall be submitted together with the share certificates concerned; provided, however, that if the share certificates concerned have not yet been issued, submission of the share certificates shall not be required.

(Request for issuance or return of share certificates in non-possession status)
Article 14.	A shareholder who has requested non-possession of share certificates may at any time submit a request in the prescribed form for issuance or return, as the case may be, of the share certificates; provided, however, that no request shall be made for issuance of fractional unit share certificates if the Company has treated the certificates for such shares as non-issued share certificates.

CHAPTER V.
REPORTS

(Report of name, address and seal impression of shareholder, etc.)
Article 15.	1.	A shareholder or a beneficial shareholder or his/her legal representative, if any, shall report his/her name, address and seal impression, and any change thereof; provided, however, that a foreigner who is accustomed to signing his/her name may substitute his/her specimen signature for the seal impression.
	2.	In case only beneficial shareholder’s seal impression filed as mentioned in the preceding paragraph is changed, new seal impression shall be filed directly to the transfer agent for the Company.

(Representative of corporation)
Article 16.	In case a shareholder or a beneficial shareholder is a corporation, the name of one representative of such corporation shall be reported. In case of a change of its representative, the report form therefor shall be submitted together with a certified copy of an extract of its commercial registration record.

(Representative of jointly owned shares)
Article 17.	A shareholder or a beneficial shareholder who jointly owns shares shall appoint one representative and shall report on such appointment. The same shall apply in case of a change of their representative.

(Report of address for notices of nonresident shareholder, etc.)
Article 18.	1.	A shareholder or a beneficial shareholder or his/her legal representative, if any, who is not residing in Japan shall, in addition to the procedures provided in Article 15, either appoint a standing proxy or designate the mailing address in Japan and shall report thereon.
	2.	The provisions of Article 15 shall apply mutatis mutandis to a standing proxy.

(Change of entries in register of shareholders, in register of beneficial shareholders and in share certificates)
Article 19.	Should any change in an entry in the register of shareholders, in the register of beneficial shareholders and in share certificates be desired for the reasons set forth below, the report form therefor shall be submitted, together with the share certificates concerned and a document evidencing the change; provided, however, that if no share certificates have been issued for such shares and any change in an entry in the register of beneficial shareholders have been made, submission of share certificates shall not be required.

	(1)	Change of family name or personal name;
	(2)	Appointment, change or release of a person having parental authority, a guardian or other legal representative;
	(3)	Change of trade name or corporate name; or
	(4)	Change in corporate organization.

(Application of provisions to registered pledgees)
Article 20.	The provisions of this Chapter shall apply mutatis mutandis to registered pledgees.

CHAPTER VI.
REISSUANCE OF SHARE CERTIFICATES

(Reissuance due to splitting or consolidation)
Article 21.	In case issuance of new share certificates for the purpose of splitting or consolidating share certificates is requested, the request form therefor shall be submitted together with the share certificates concerned; provided, however, that no request shall be made for issuance of fractional unit share certificates resulting from splitting or consolidation.

(Reissuance due to defacement or mutilation)
Article 22.	In case issuance of new share certificates due to defacement or mutilation is requested, the request form therefor shall be submitted together with the share certificates concerned; provided, however, that if it is difficult to discern whether the share certificates in question are genuine or not because of remarkable damage, the provisions prescribed by Chapter VII shall be applied.

(Reissuance due to completion of columns for shareholders’ names)
Article 23.	In case all the columns for names of acquirers on a share certificate have been filled, the share certificates concerned shall be retired and new share certificates shall be issued.

(Automatic consolidation of fractional unit share certificates)
Article 24.	Fractional unit share certificates submitted for a registration of transfer of shares shall, whenever the aggregate number of shares represented by such certificates amounts to a full unit or an integral multiple of a unit, be consolidated into full unit share certificates, unless the party requesting such registration has instructed otherwise.

CHAPTER VII.
REISSUANCE OF SHARE CERTIFICATES DUE TO LOSS

(Application for registration of loss of share certificates and application for cancellation thereof)
Article 25.	1.	In case registration of loss of share certificates is applied, the application form therefor shall be submitted together with a document evidencing acquisition of the share certificates concerned, a document evidencing loss thereof and a document for identification of the applicant; provided, however, in case the registered shareholder or pledgee (the “nominee”) of the shares evidenced by such lost share certificates applies for registration of such loss, a document evidencing acquisition thereof and a document for identification of the applicant shall not be required.
	2.	In case those who registered the loss of share certificates as mentioned in the preceding paragraph cancel such registration, the application form therefor shall be submitted.

(Application for objection to registration of loss of share certificates)
Article 26.	In case objection to registration of loss of share certificates is applied, the application form therefor shall be submitted together with the share certificate concerned and a document for identification of the applicant; provided, however, in case the nominee of the lost share certificates applies for objection to registration of loss, a document for identification of the applicant shall not be required.

(Reissuance due to lapse of share certificates)
Article 27.	1.	The share certificates which were registered as lost shall lapse on the date one year after such registration of loss of share certificates; provided, however, in case an application is made pursuant to paragraph 2 of Article 25 or the preceding Article 26, or in the case provided by paragraph 2 of Article 230-7 of the Commercial Code, the provisions of this paragraph shall not be applied thereto.
	2.	In case reissuance of lapsed share certificates is requested, the request form therefor shall be submitted.

(Application of the provisions concerning the reports)
Article 28.	In case those who registered the loss of share certificates change the description of the register of lost share certificates recorded in writing or digitally, the provisions of Articles 15 through 19 hereof shall be applied mutatis mutandis.

CHAPTER VIII.
PURCHASE OF FRACTIONAL UNIT SHARES

(Purchase of fractional unit shares)
Article 29.	1.	In case purchase by the Company of fractional unit shares is requested by a shareholder, the request form therefor shall be submitted together with the share certificates concerned; provided, however, that if no share certificates have been issued for such shares, submission of share certificates shall not be required.
	2.	In case a request referred to in the preceding paragraph is made by a beneficial shareholder, such purchase of fractional unit shares shall be made through JASDEC or the participant(s) thereof having the beneficial shareholder’s account.
	3.	In the case of the preceding two paragraphs, the party requesting purchase of fractional unit shares by the Company may not designate the purchase price.
	4.	A party who has requested the purchase of fractional unit shares by the Company may not revoke such request.

(Determination of purchase price)
Article 30.	A purchase price per share for fractional unit shares for which the request for purchase is made shall be the last selling price per share on the Tokyo Stock Exchange on the date of arrival of a request for purchase at the handling office or a liaison office provided in Article 2; provided, however, that should no sale of shares take place on the Tokyo Stock Exchange on that day or should that day be a day when the Tokyo Stock Exchange is closed, the purchase price per share shall be the first selling price per share effected thereafter.

(Payment of proceeds)
Article 31.	1.	The Company shall pay to the requesting party the amount obtained by multiplying the purchase price determined in accordance with the preceding Article 30, by the number of fractional unit shares to be purchased (hereinafter referred to as “proceeds”) on the fourth (4th) business day from (and including) the day when the request for purchase reached the handling office provided in Article 2 or, if later, from (and including) the day on which the purchase price was determined; provided, however, that in case a liaison office provided in Article 2 received the request for purchase, the proceeds shall be paid to the requesting party on the seventh (7th) business day from (and including) the day when the request for purchase reached the liaison office or, if later, from (and including) the day on which the purchase price was determined.
	2.	Notwithstanding the preceding paragraph, if the purchase price reflects the right to receive dividends or stock split, or the right to subscribe for new shares or share acquisition rights (including the right to subscribe for bonds with share acquisition rights), etc., the proceeds shall be paid not later than the record date or allotment date, respectively. However, if the purchase price reflects ex-right to receive dividends or stock split, or ex-right to subscribe for new shares or share acquisition rights (including the right to subscribe for bonds with share acquisition rights), etc., the proceeds shall be paid after the record date or allotment date, respectively.

	3.	The Company may deduct from the proceeds remittance costs and all other actual costs incurred in paying the proceeds.

(Date of transfer of purchased shares)
Article 32.	The title to the fractional unit shares for which the request for purchase is made shall be transferred to the Company on the date when the Company completes all procedures for payment of the proceeds in accordance with the preceding Article 31.

CHAPTER IX.
SALE OF FRACTIONAL UNIT SHARES

(Request for sale of fractional unit shares)
Article 33.	1.	In case sale by the Company of fractional unit shares is requested by a shareholder (hereinafter referred to as “request for sale”), the request form therefor shall be submitted together with the share certificates concerned and the advanced payment provided in the following Article 34; provided, however, that if no share certificates have been issued for such shares, submission of share certificates shall not be required.
	2.	In case a request referred to in the preceding paragraph is made by a beneficial shareholder, such sale of fractional unit shares shall be made through JASDEC or the participant(s) thereof having the beneficial shareholder’s account.
	3.	A party who has requested the sale of fractional unit shares by the Company may not revoke such request.

(Advanced payment)
Article 34.	The advanced payment shall be the amount obtained by multiplying the last selling price per share on the Tokyo Stock Exchange on the business day immediately preceding the day of request for sale (if no sale of shares take place on the Tokyo Stock Exchange on that day or if that day is a day when the Tokyo Stock Exchange is closed, the last selling price per share on the day immediately preceding that day) by the number of shares requested for sale and multiplying the result by 1.3. Any fraction less than one thousand (1,000) yen resulting therefrom shall be rounded up.

(Restriction on requests for sale)
Article 35.	If the aggregate number of fractional unit shares for which the request for sale is made on the same day exceeds the number of shares reserved by the Company for requests for sale, all the request for sale on that day shall not become effective.

(Suspension period of requests for sale)
Article 36.	1.	The Company shall suspend acceptance of requests for sale, during the period from twelve (12) business days prior to March 31 up to March 31 of each year and during the period from twelve (12) business days prior to September 30 up to September 30 of each year.
	2.	In addition to the periods referred to in the preceding paragraph, the Company may suspend acceptance of requests for sale any time as it deems necessary.

(Determination of sale price)
Article 37.	A sale price per share for fractional unit shares for which the request for sale is made shall be the last selling price per share on the Tokyo Stock Exchange on the date of arrival of a request for sale at the handling office or a liaison office provided in Article 2; provided, however, that should no sale of shares take place on the Tokyo Stock Exchange on that day or should that day be a day when the Tokyo Stock Exchange is closed, the sale price per share shall be the first selling price per share effected thereafter.

(Receipt of sale proceeds)
Article 38.	1.	The Company shall receive the amount obtained by multiplying the sale price determined in accordance with the preceding Article 37, by the number of fractional unit shares requested for sale (hereinafter referred to as “sale proceeds”) from the advanced payment on the sixth (6th) business day from (and including) the day on which the sale price was determined.

	2.	Notwithstanding the preceding paragraph, if the sale price reflects the right to receive dividends or stock split, or the right to subscribe for new shares or share acquisition rights (including the right to subscribe for bonds with share acquisition rights), etc., the sale proceeds shall be received not later than the record date or allotment date, respectively.
	3.	The amount obtained by deducting the sale proceeds from the advanced payment shall be returned to the shareholder who requested such sale by transferring such amount to the bank account, etc. designated by such shareholder or by cash payment through postal transfer.
	4.	If the advanced payment is less than the sale proceeds, the Company shall request a payment of such shortfall to the shareholder who requested such sale and receive the sale proceeds within six (6) business days from (and including) the day on which such shortfall is paid; provided, however, that if such shortfall is not paid within six (6) business days from (and including) the day on which the Company requested the payment of such shortfall, the request for sale concerned shall become invalid.

(Date of transfer of sold shares)
Article 39.	The title to the fractional unit shares for which the request for sale is made shall be transferred to the shareholder or beneficial shareholder who requested such sale on the date of receipt of the sale proceeds in full in accordance with the preceding Article 38.

(Delivery of share certificates)
Article 40.	The Company shall, without delay, issue share certificates for the shares which become a full unit following the request for sales and deliver such share certificates to the shareholder who requested such sale; provided, however, that this provision shall not apply when beneficial shareholders make such request.

CHAPTER X.
CHARGES

(Charges)
Article 41.	1.	No fees shall be levied on the requesting party for handling of shares of the Company except for the following case.
		Application for registration of loss of share certificates as mentioned in Article 25
		10,000 yen per one case
		500 yen per one share certificate
	2.	Any consumption tax imposed on the fee referred to in the preceding paragraph shall be borne by the applicant.

SUPPLEMENTARY PROVISIONS

These regulations, as amended, shall come into force on June 27, 2003.